Exhibit 99.1

November 26, 2012

Contact:	Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES ANNOUNCES APPOINTMENT OF
JAMES JOHNSON AS SENIOR CREDIT OFFICER FOR SHORE BANK

Delaware Native and Proven Credit Professional

Norfolk, Virginia, November 26, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that James C. Johnson has been appointed Senior Vice President and the Senior Credit Officer for Shore Bank.  Johnson brings over 25 years of experience in commercial, commercial real estate and agricultural lending in the Delmarva region.  He will be based in Rehoboth Beach, Delaware and will report to Denny P. Cobb, Chief Credit Officer of BHR.  In addition to his responsibilities as Senior Credit Officer of Shore Bank, Johnson will also be involved in credit oversight for BHR.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “With the opening of Shore Bank’s Rehoboth Beach Loan Production Office in June and Jim’s appointment as Senior Credit Officer for Shore Bank, we continue to underscore our commitment to the Delmarva region and to add talented, experienced lenders to our team.  Jim is a Delaware native with over twenty-five years of experience who understands the banking needs of local families and businesses.”

Prior to joining the Company, Johnson was Southern Delaware Relationship Manager for Wilmington Trust Company and for M&T Bank following its acquisition of Wilmington Trust Company.  Previously, he served as Vice President and Senior Lender for The Felton Bank and as Vice President and Relationship Manager with PNC Bank and its predecessors, Mercantile Peninsula Bank and Mercantile Baltimore Trust Company.  Earlier in his career, he served as Vice President and Senior Loan Officer with MidAtlantic Farm Credit and the Delaware Farm Credit Association and in a variety of positions with Sussex Trust Company.

Johnson earned a B.S. in Business Administration/Marketing from Salisbury State University and an MBA from Wilmington College.  He is involved in a number of community and civic organizations, including the Greater Seaford Chamber of Commerce, the Seaford/Western Sussex Economic & Development Forum and the Rehoboth Beach & Dewey Beach Chamber of Commerce.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the Company's commitment to the Delmarva region.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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